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                                                                   EXHIBIT 10.34

                                  AMENDMENT ONE
               WEST CORPORATION EXECUTIVE RETIREMENT SAVINGS PLAN

         WHEREAS, West Corporation (the "Company") adopted the West Corporation Executive Retirement Savings Plan (the "Plan") effective as of January 1, 2000; and

         WHEREAS, the Plan was most recently amended and restated in its entirety effective as of January 1, 2005 (the "2005 Restatement") to comply with
Section 409A of the Internal Revenue Code; and

         WHEREAS, the Company now desires to amend the 2005 Restatement to include certain vesting provisions that were included in the original Plan document but were inadvertently omitted from the 2005 Restatement;

         NOW, THEREFORE, effective as of January 1, 2005, Section 7.1 of the 2005 Restatement is clarified and amended by adding the following to the end of said Section:

               "A Participant's years of vesting service shall be equal to his years of vesting service credited under the Company's 401(k) savings plan. Notwithstanding the foregoing, each Participant shall be fully (100%) vested in his entire Account upon (i) termination of employment on or after attaining age 65; (ii) termination of employment due to permanent disability as defined under the Company's 401(k) savings plan; or (iii) upon a change of control of the Company. A "change of control" means (a) any reorganization, merger or consolidation to which the Company is a party and as a result of which the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the shares entitled to vote in the election of the directors of the surviving corporation; or (b) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or a sale of all or substantially all of the assets of the Company."

         IN WITNESS WHEREOF, this Amendment One is executed this 7th day of April, 2006, but effective as of January 1, 2005.

                                             WEST CORPORATION


                                             By:    /s/ Paul M. Mendlik
                                                    ----------------------------
                                             Title: Chief Financial Officer


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